CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Form S-2 Registration Statement of our report dated January 3, 1996 on the consolidated financial statements included or incorporated by reference in the Community Bancorp. and Subsidiary Annual Report on Form 10-KSB for the year ended December 31, 1995, and to all references to our firm included in this registration statement.





December 18, 1996
St. Johnsbury, Vermont                  /S/ A.M. Peisch & Company